AGREEMENT

         AGREEMENT (this "Agreement"), dated as of November 30, 1997, by and among NETWORK IMAGING CORPORATION, a corporation organized under the laws of the State of Delaware (the "Company"), and the undersigned (together with affiliates, the "Initial Investors").

         WHEREAS:

          A. In connection with that certain Securities Purchase Agreement, dated as of July 28, 1997, by and among the Company and the Initial Investors (the "Securities Purchase Agreement"), the Company issued and sold to the Initial Investors 3,300 shares of the Company's Series K Convertible Preferred Stock, par value $.0001 per share (the "Preferred Stock"). The rights, preferences and privileges of the Preferred Stock are set forth in the C Certificate of Designations Preferences and Rights of the Preferred Stock in the form attached hereto as Exhibit A (the "Certificate of Designation"). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Certificate of Designation.

          B. Pursuant to the Certificate of Designation, the Initial Investors have the right to require the Company to redeem the shares of Preferred Stock held by such Initial Investors in certain circumstances set forth in the Certificate of Designation (the "Redemption Rights").

          C. The Company desires to induce the Initial Investors to agree not to exercise certain of their Redemption Rights as described herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investors hereby agree as follows:

          1. The Initial Investors agree not to exercise their right to require the Company to effect a redemption of their outstanding shares of Preferred Stock upon a Redemption Event specified in Article VIII.A.(i) of the Certificate of Designation so long as the Company pays to each of the Initial Investors within five (5) business days of the occurrence of such Redemption Event, as liquidated damages for the decrease in the value of the Preferred stock (and the shares of the Company's Common Stock issuable upon conversion thereof) which will result from the occurrence of such Redemption Event, an amount (the
"Damages Amount") equal to twenty-five percent (25%) of the aggregate Face Amount of the shares of Preferred Stock then held by each such Initial Investor. The Damages Amount shall be payable, at the Company's option, in cash or shares of Common Stock that have been registered by the Company under the Securities Act for resale by the Initial Investors (based upon a price per share of Common Stock equal to fifty percent (50%) of the lowest Closing Price of the Common Stock on any single trading day during the ten (10) consecutive trading day period ending on the trading day immediately preceding the date of such Redemption Event). The Company represents and warrants that it has reserved, and agrees to keep reserved, 3,000,000 shares of Common Stock to satisfy its obligation with respect to the Damages Amount. In the event that the number of shares required to be issued by the Company with respect to the Damages Amount exceeds 3,000,000 shares of Common Stock and the Company does not have a sufficient number of shares of Common Stock authorized and available for issuance to satisfy its obligation with respect to the Damages Amount, the Company shall issue and deliver to the Initial Investors all 3,000,000 shares of Common Stock so reserved for such purpose and, upon such issuance, the Initial Investors shall have no right of redemption upon a Redemption Event specified in
Article VIII.A.(i) of the Certificate of Designation, but shall retain all other remedies to which they may be entitled at law or inequity (which remedies shall not include the right of redemption).

          2. The  Initial  Investors  agree not to  exercise  their  right under
Article V.B. of the Certificate of Designation to require the Company to effect a redemption of their outstanding shares of Preferred Stock so long as (i) the Company has not, at any time, decreased the Reserved Amount below 12,500,000 shares of Common Stock; (ii) the Company shall have taken immediate action following the applicable Authorization Trigger Date (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Preferred Stock; and (iii) the Company continues to use its good faith best efforts (including the resolicitation of shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Preferred Stock. The parties hereby agree that the Company will be deemed to be using "its good faith best efforts" to increase the Reserved Amount so long as it solicits shareholder approval to authorize the issuance of additional shares of Common Stock not less than three (3) times during each twelve month period following the applicable Authorization Trigger Date during which any shares of Preferred Stock remain outstanding.

          3. The parties agree that the Initial Investors shall have no right to require the Company to effect a redemption of their outstanding shares of Preferred Stock upon a Redemption Event specified in Article VIII.A.(ii) of the Certificate of Designation (each, a "Registration Redemption Event"), but that, in lieu of such right, Section 2(c) of the Registration Rights Agreement is hereby amended to provide that, upon the occurrence of a Registration Redemption Event and while such Registration Redemption Event continues, the permanent reductions to the Conversion Percentages set forth in such Section 2(c) shall accrue at the rate of two hundredths (.02) per week instead of two hundredths (.02) per month. The parties agree that there shall be no limit on the aggregate reductions which can be made to each of the Conversion Percentages pursuant to this Section 3.

          4. The Initial Investors agree not to exercise their right to require the Company to effect a redemption of their outstanding shares of Preferred Stock upon a Redemption Event specified in Article VIII.A.(v)(c) of the Certificate of Designation so long as the company has not approved, recommended or otherwise consented to the transaction which triggered such Redemption Event.

          5. (a) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware. The Company irrevocably consents to the jurisdiction of the United States federal courts and the state courts located in the City of New York in the State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in such courts. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company further agrees that service of process upon the Company, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Initial Investors' right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                  (c) Except as expressly provided herein, all of the terms and provisions of the Certificate of Designation shall continue in full force and effect and nothing contained herein shall be deemed to constitute a waiver by the Initial Investors of any of their rights under the Certificate of Designation, the Securities Purchase Agreement, the Registration Rights Agreement or any other agreement among the Company and the Initial Investors.

                  (d)  This  Agreement  shall  inure  to the  benefit  of and be binding upon the successors and assigns of each of the parties hereto. In addition, the Initial Investors (and any transferees of the Initial Investors) shall be prohibited from transferring any shares of Preferred Stock unless, prior to any such proposed transfer, (i) the Company is furnished with written notice of the name and address of such transferee, (ii) at or before the time the Company receives the written notice contemplated by clause (i) of this sentence, the transferee agrees in writing for the benefit of the Company to be bound by all of the provisions contained herein following such transfer, (iii) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement, the Certificate of Designation, the Securities Act and applicable state securities laws, and (iv) the further transfer or disposition of such Preferred Stock by the transferee (and any subsequent transferees) is restricted pursuant to the provisions hereof.

                  (e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

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         IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed as of the date first above written.



NETWORK IMAGING CORPORATION

By:________________________

Name:______________________

Title:_____________________



INITIAL INVESTORS:

ZANETT LOMBARDIER, LTD.

By:_________________________

Name:_______________________

Title:______________________


CAPITAL VENTURES INTERNATIONAL

By:_________________________

Name:_______________________

Title:______________________